UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report: No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 25, 2009, Bioject Medical Technologies, Inc. entered into a third amendment to Bioject’s lease agreement with its landlord pursuant to which Bioject deferred $12,000 of rent for each of February, March and April 2009. The deferrals, plus accrued interest at 9% per annum, are due within 60 days upon the earlier to occur of (i) a sale of all or substantially all of the assets of Bioject; (ii) the raising of capital or equity of $3.0 million or more; (iii) the entering into of a strategic partnership with up-front payments over $300,000; or (iv) a default under the lease. If none of these events have occurred by December 31, 2010, the deferred amounts will become due in 12 equal monthly installments beginning January 1, 2011.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1	Third Amendment to Lease dated March 25, 2009 by and between the NewTower Trust Multi-Employer Property Trust and Bioject Medical Technologies Inc. Incorporated by reference to Form 10-K filed March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2009	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

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